University General Health System to Present at 2012 Southern California Investor Conference on August 30, 2012

HOUSTON, TX -- (Marketwire - August 23, 2012) - University General Health System, Inc. (OTCQB: UGHS) (PINKSHEETS: UGHS) ("University General" or "the Company"), a diversified, integrated multi-specialty health delivery system, today announced that Donald Sapaugh, President, and Michael Griffin, Chief Financial Officer, will present at the 2012 Southern California Investor Conference on August 30, 2012 at 11:00 a.m. Pacific Time (PDT). The conference is being held at the Marriott Hotel in Newport Beach, California.

University General's presentation is being webcast and can be accessed from the "Investor Relations" section of the Company's website at www.ughs.net.

About University General Health System, Inc.

University General Health System, Inc. is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates one hospital, two ambulatory surgical centers, two diagnostic imaging centers, two physical therapy clinics, a sleep clinic, and a Hyperbaric Wound Care Center in the Houston area. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's Form 10-K, Form 10-Q and other periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557
dsapaugh@ughs.net

Craig Allison
Investor Relations
(914) 630-7429
callison@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com